Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:
•	Registration Statement No. 33-37855 on Form S-8;

•	Registration Statement No. 333-19215 on Form S-8;

•	Registration Statement No. 333-93773 on Form S-8;

•	Registration Statement No. 333-53531 on Form S-8;

•	Registration Statement No. 333-75742 on Form S-8;

•	Registration Statement No. 333-75744 on Form S-8;

•	Registration Statement No. 333-113945 on Form S-8;

•	Registration Statement No. 333-124677 on Form S-8;

•	Registration Statement No. 33-57920 on Form S-3;

•	Registration Statement No. 33-133854 on Form S-3;

•	Registration Statement No. 333-142615 on Form S-8;

•	Registration Statement No. 333-148023 on Form S-3;

•	Registration Statement No. 333-150807 on Form S-8; and

•	Registration Statement No. 333-151942 on Form S-8.
of our reports dated February 20, 2009 relating to the consolidated financial statements and financial statement schedules of Potash Corporation of Saskatchewan Inc. and the effectiveness of Potash Corporation of Saskatchewan Inc.’s internal control over financial reporting, (which reports (1) express unqualified opinions on the consolidated financial statements and financial statement schedules and which report on the consolidated financial statements includes an explanatory paragraph referring to the changes in the Company’s accounting for inventories and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), appearing in this Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Saskatoon, Canada
February 26, 2009